                                                                    Exhibit 23.3



                         CONSENT OF INDEPENDENT AUDITORS


     As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of TeleTech Holdings, Inc. (the "Company") of our report dated April 13, 1994, with respect to the combined statements of income and cash flows of TeleTech Telecommunications, Inc. and TeleTech Teleservices, Inc. for the eleven months ended December 31, 1993 included in the Company's Registration Statements on Form S-1, Registration Nos. 333-13833 and 333-15297. We also consent to all references to our firm included in this Registration Statement on Form S-8.



GUMBINER, SAVETT, FINKEL, FINGLESON & ROSE, INC.
(formerly Gumbiner, Savett, Friedman & Rose, Inc.)



Santa Monica, California
December 9, 1996